Exe-8.1 Exhibit 8.1 List of Subsidiaries as of February 28, 2025: Entity Name Country BSF S.A. Argentina KTBO S.A. Argentina Sistemas Globales S.A. Argentina IAFH Global S.A. Argentina Globers S.A. Argentina Dynaflows S.A. Argentina Gut Agency S.R.L. Argentina Global Digital Business Solutions Em Tecnologia Ltda Brazil IBS Integrated Business Solutions Consultoria Ltda Brazil Globant Brasil Consultoria Ltda Brazil Artech Informática do Brasil LTDA. Brazil Nescara Ltda. Brazil Gut Agencia de Publicidade LTDA Brazil Iteris Consultoria e Software Ltda Brazil Blankfactor Brasil Ltda. Brazil Sistemas Globales Chile Asesorías SpA Chile Globant - Ecuador S.A.S. Ecuador Globant Peru S.A.C. Peru Sistemas Globales Uruguay S.A. Uruguay Difier S.A. Uruguay Genexus S.A. Uruguay Sistemas Colombia S.A.S. Colombia Blankfactor Colombia S.A.S. Colombia Sistemas Globales Costa Rica Limitada Costa Rica Blankfactor Costa Rica SRL Costa Rica IAFH Globant IT Mexico S. de R.L. de C.V. Mexico Grupo Assa México Soluciones Informáticas S.A. de C.V Mexico Advanced Research & Technology S.A. de C.V. Mexico Agencia KTBO, S.A. de C.V. Mexico Contenidos Digitales KTBO, S.C. Mexico Adbid Latam MX S.A. de C.V. Mexico Gut Agency Mexico City S. de R.L. de C.V. Mexico Globant Canada Corp. Canada Gut Agency Toronto Inc Canada Omnia Digital and Creative Inc. Canada

Exe-8.1 Globant, LLC United States Globant IT Services Corp. United States Augmented Coding US, LLC United States Genexus International Corp United States Gut Agency LLC United States Exusia, LLC United States W2 Holdings, LLC United States Blankfactor LLC United States BP Blankfactor Blocker Corp United States Globant Bel LLC Belarus Commerce Lab LLC Belarus eWave Bulgaria Ltd. Bulgaria Blankfactor Bulgaria EOOD Bulgaria Vertic A/S Denmark Pentalog UK Ltd England & Wales The Hansen Partnership Limited England & Wales Globant UK Ltd England & Wales Gut Agency Ltd England & Wales Common MS UK Limited England & Wales Blankfactor Group Holdings Ltd England & Wales Blankfactor Holdings UK Ltd England & Wales Blankfactor UK Ltd England & Wales Omnia Brand and Digital Experience Ltd England & Wales Globant France S.A.S. France Globant Germany GmbH Germany Globant Ireland Limited Ireland Globant Italy S.p.A. Italy Pentalog CHI S.R.L. Moldova Gut Amsterdam B.V. Netherlands Globant Poland Sp. z O.O. Poland Globant Portugal, Unipessoal Lda Portugal Globant IT Romania S.R.L. Romania Pentalog Romania S.R.L. Romania Blankfactor S.R.L. Romania Globant España S.A. (Sociedad Unipersonal) Spain Software Product Creation S.L. Spain Augmented Coding Spain S.A. Spain Sports Reinvention Entertainment Group S.L. Spain La Liga Content Protection S.L. Spain

Exe-8.1 Globers Travel España 2023 S.A. Spain Codebay Innovation, S.L. Spain Common Management Solutions, S.L Spain Zhongshan Yi Wei Technologies Limited China eWave Limited Hong Kong Hansen Techsol Private Limited India Globant India Private Limited India Exusia India Private Limited India Blankfactor India Private Limited India Omnia Brand and Digital Experience Pvt Ltd India Globant Singapore Pte. Ltd. Singapore Pentalog Vietnam Company Limited Vietnam Globant International Philippines Inc. Philippines Nasko Trading Pty Ltd Australia eWave Holdings Pty Ltd Australia Exusia South Africa (Pty) Ltd South Africa Globant International Morocco SASU Morocco Globant Arabia Limited Saudi Arabia Globant Regional Headquarter Saudi Arabia Software Product Creation S.L. - Dubai Branch United Arab Emirates Globant Software Designing - LLC - SPC United Arab Emirates Omnia Holdings Limited United Arab Emirates Omnia FZ-LLC United Arab Emirates Omnia Middle East FZ-LLC United Arab Emirates Omnia Middle East FZ LLC – Abu Dhabi Branch United Arab Emirates Omnia FZ LLC – Jordan Branch Jordan